UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 25, 2005

Matritech, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-12128	4-2985132
(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street
Newton, Massachusetts	02460
(Address of Principal Executive Offices)	(Zip Code)

(617) 928-0820

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Termination of a Material Definitive Agreement.

On May 25, 2005, the Board of Directors approved the termination of the Company’s Employee Stock Purchase Plan at the end of the current offering period. The current offering period ends on June 30, 2005. Subsequent to this date, shares will no longer be offered under the Company’s Employee Stock Purchase Plan and the reserved pool of shares available under the Company’s Employee Stock Purchase Plan will then be reduced to zero.

Item 5.05    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 25, 2005, Matritech, Inc. amended and restated its Code of Business Conduct and Ethics (the “Code”) to, among other things, (i) clarify fraud reporting procedures under the Code and (ii) update and expand provisions pertaining to certain subject matters previously addressed under the Code. A copy of the Amended and Restated Code of Business Conduct and Ethics adopted on May 25, 2005 is attached hereto as Exhibit 14.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
14.1	Registrant’s Amended and Restated Code of Business Conduct and Ethics dated May 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date: May 26, 2005
By: /s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
14.1	Registrant’s Amended and Restated Code of Business Conduct and Ethics dated May 25, 2005.